Exhibit 99.1

Contact:	Bryce Blair	Thomas J. Sargeant
	Chairman, CEO and President	Chief Financial Officer
	AvalonBay Communities, Inc.	AvalonBay Communities, Inc.
	703-317-4652	703-317-4635

For Immediate Release

AVALONBAY COMMUNITIES ANNOUNCES
SECOND QUARTER 2004 OPERATING RESULTS

ALEXANDRIA, VA (July 19, 2004) — AvalonBay Communities, Inc. (NYSE/PCX: AVB) reported today that fewer dispositions in the second quarter 2004 resulted in lower Earnings per Share — diluted (“EPS”) than in the same quarter of 2003, but the Company’s Funds from Operations attributable to common stockholders — diluted (“FFO”) per share was flat as compared to second quarter 2003.

Net Income Available to Common Stockholders for the quarter ended June 30, 2004 was $32,859,000, resulting in EPS of $0.46, compared to $1.08 for the comparable period of 2003, a per share decrease of 57.4%.

FFO per share for the quarter ended June 30, 2004 was $60,450,000, or $0.83 per share compared to $57,153,000, or $0.83 per share for the comparable period of 2003. The Company’s second quarter 2004 FFO per share is higher than the estimate of $0.77 to $0.81 provided in April 2004 due to better than expected community operating results, lower than expected interest expense and lower than expected property taxes due to a property tax refund pertaining to prior periods.

Commenting on the Company’s results, Bryce Blair, Chairman, CEO and President said, “It is becoming increasingly apparent that our markets are transitioning to growth. Although seasonal factors will temper the third quarter, our expectation for the second half of the year is driving us to increase the mid-point of our full year financial outlook by $0.06.”

Highlights from the Company’s second quarter that suggest the economic expansion is leading to improved apartment fundamentals include:

•	Five consecutive months of sequential Established Community revenue growth, largely due to increases in occupancy;

•	A 140 bps increase in Economic Occupancy over the second quarter 2003; and

•	A decline in availability to levels not seen in three years.

Year-to-Date 2004 Financial Results

For the six months ended June 30, 2004, EPS was $0.79 compared to $1.57 for the comparable period of 2003, a per share decrease of 49.7%. FFO per share for the six months ended June 30, 2004 decreased by 2.4% to $1.62 from $1.66 for the comparable period in 2003.

Operating Results for the Three and Six Months Ended June 30, 2004

Total revenue for the second quarter 2004 increased by $5,396,000, or 3.4% to $163,734,000 from the second quarter 2003. Total revenue for the six months ended June 30, 2004 increased by $4,636,000, or 1.5% to $323,198,000 as compared to the comparable period of 2003.

For Established Communities, rental revenue decreased 0.8%, operating expenses increased 0.2%, and Net Operating Income (“NOI”) decreased 1.2% during the second quarter 2004 as compared to the second quarter 2003. For the six months ended June 30, 2004, Established Communities rental revenue decreased 1.5%, operating expenses increased 1.6%, and NOI decreased 2.8% as compared to the comparable period of 2003.

Sequentially, as compared to the first quarter 2004, Established Communities rental revenue increased 1.2%, operating expenses decreased 1.6% and NOI increased 2.5%.

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

Outlook

The Company has lowered its range for projected EPS for 2004 due to changes in its disposition plan. The Company expects EPS in the range of $0.39 to $0.43 for the third quarter of 2004 and in the range of $1.47 to $1.57 for the full year 2004.

Although market fundamentals are improving in many of the Company’s markets, concessions remain prevalent and rental rates are flat sequentially. The third quarter has historically been a period of high turnover, resulting in increased operating expenses, increased availability and continued pressure on rental rates. Accordingly, the Company expects Projected FFO per share in the third quarter of 2004 to be essentially flat as compared to the second quarter of 2004, and to increase sequentially in the fourth quarter of 2004 from the third quarter of 2004.

As such, the Company expects Projected FFO per share in the range of $0.80 to $0.84 for the third quarter of 2004 and in the range of $3.23 to $3.33 for the full year 2004.

Conference Call

The Company will hold a conference call on July 20, 2004 at 11:00 AM EDT to review and answer appropriate questions about these results and projections, the earnings release attachments described below, and related matters. The domestic number to call to participate is 1-877-510-2397. The international number to call to participate is 1-706-634-5877. The domestic number to hear a replay of this call is 1-800-642-1687, and the international number to hear a replay of this call is 1-706-645-9291 — Access Code: 8106223.

A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.

Earnings Release and Attachments

In addition to this release, the Company also publishes a complete discussion of its second quarter 2004 operating results (“the Full Release”) and Earnings Release Attachments (“the Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. The Full Release and the Attachments are considered a part of this release and are available through the Company’s website at http://www.avalonbay.com/earnings and via e-mail distribution. The ability to access the Full Release and the Attachments on the Company’s website requires the Adobe Acrobat 6.0 Reader, which may be downloaded at the following website address: http://www.adobe.com/products/acrobat/readstep.html.

Definitions and Reconciliations

The following non-GAAP financial measures and other terms, as used in the text of this earnings release, are defined and further explained on Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”:

•	FFO

•	Projected FFO

•	Established Communities

•	Stabilized Operations

•	NOI

•	Economic Occupancy

•	Market Rents

About AvalonBay Communities, Inc.

As of June 30, 2004, AvalonBay owned or held an ownership interest in 147 apartment communities containing 42,676 apartment homes in ten states and the District of Columbia, of which 14 communities were under construction and one community was under reconstruction. AvalonBay is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on AvalonBay’s website at http://www.avalonbay.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, including possible changes in demand for apartment homes, the effects of economic conditions (including interest rates), the impact of competition and competitive pricing, delays in completing developments and lease-ups on schedule, changes in construction costs, the results of financing efforts, the timing and closing of planned dispositions under agreement, the effects of the Company’s accounting policies and other matters detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements.”

The Company does not undertake a duty to update forward-looking statements, including its expected

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

operating results for the third quarter or the full year 2004. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

Attachment 1

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of property, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2004	2003	2004	2003
Net income	$35,034	$76,468	$60,311	$113,856
Dividends attributable to preferred stock	(2,175)	(2,706)	(4,350)	(6,394)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	39,054	37,523	77,551	75,069
Minority interest, including discontinued operations	912	379	1,239	762
Cumulative effect of change in accounting principle	—	—	(4,547)	—
Gain on sale of communities	(12,375)	(54,511)	(12,375)	(68,583)

FFO attributable to common stockholders	$60,450	$57,153	$117,829	$114,710

Average shares outstanding — diluted	73,037,484	68,903,145	72,791,470	69,007,504
EPS — diluted	$0.46	$1.08	$0.79	$1.57

FFO per common share — diluted	$0.83	$0.83	$1.62	$1.66

Projected FFO, as provided within this release in the Company’s outlook, is calculated on a consistent basis as historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the third quarter and full year 2004 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q3 04	$0.39	$0.43
Projected depreciation (real estate related)	0.53	0.58
Projected gain on sale of communities	(0.12)	(0.17)

Projected FFO per share (diluted) — Q3 04	$0.80	$0.84

Projected EPS (diluted) — Full Year 2004	$1.47	$1.57
Projected depreciation (real estate related)	2.12	2.22
Projected gain on sale of communities	(0.29)	(0.39)
Cumulative effect of change in accounting principle	(0.07)	(0.07)

Projected FFO per share (diluted) — Full Year 2004	$3.23	$3.33

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

Attachment 1 (continued)

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2004, Established Communities are communities that have Stabilized Operations as of January 1, 2003 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.

Stabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development.

NOI is defined by the Company as total revenue less direct property operating expenses (including property taxes), and excludes corporate-level property management and other indirect operating expenses, interest income and expense, general and administrative expense, joint venture income, minority interest and venture partner interest in profit-sharing, depreciation expense, gain on sale of communities, impairment losses, cumulative effect of change in accounting principle and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q2	Q2	Q1	YTD	YTD
	2004	2003	2004	2004	2003
Net income	$35,034	$76,468	$25,277	$60,311	$113,856
Property management and other indirect operating expenses	9,248	7,056	8,157	17,404	15,053
Interest income	(36)	(880)	(20)	(56)	(1,782)
Interest expense	32,482	34,067	32,286	64,768	68,041
General and administrative expense	4,071	3,623	3,971	8,041	7,254
Joint venture income, minority interest and venture partner interest in profit-sharing	496	27	(7)	489	97
Depreciation expense	40,173	37,053	39,571	79,745	73,723
Cumulative effect of change in accounting principle	—	—	(4,547)	(4,547)	—
Gain on sale of communities	(12,375)	(54,511)	—	(12,375)	(68,583)
Income from discontinued operations	(608)	(3,011)	(1,184)	(1,792)	(8,002)

NOI from continuing operations	$108,485	$99,892	$103,504	$211,988	$199,657

Established:
Northeast	$25,363	$25,560	$23,477	$48,840	$50,337
Mid-Atlantic	11,328	10,899	11,062	22,390	21,735
Midwest	1,547	1,521	1,573	3,120	2,943
Pacific NW	4,924	4,785	4,977	9,901	9,827
No. California	23,218	24,835	23,380	46,598	50,709
So. California	10,197	9,897	10,249	20,446	20,129

Total Established	76,577	77,497	74,718	151,295	155,680

Other Stabilized	18,651	14,682	18,415	37,065	28,181
Development/Redevelopment	13,116	7,636	10,197	23,313	15,339
Non-Allocated	141	77	174	315	457

NOI from continuing operations	$108,485	$99,892	$103,504	$211,988	$199,657

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved

Attachment 1 (continued)

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold or held for sale as of June 30, 2004). A reconciliation of NOI from communities sold or held for sale to net income for these communities for the second quarter and year-to-date 2004 is as follows (dollars in thousands):

	Q2	YTD
	2004	2004
NOI from assets held for sale	$464	$990
NOI from assets sold	196	1,140

NOI from discontinued operations	$660	$2,130

Income from discontinued operations	$608	$1,792
Interest expense, net	52	213
Depreciation expense	—	125

NOI from discontinued operations	$660	$2,130

Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Copyright © 2004 AvalonBay Communities, Inc. All Rights Reserved